Exhibit 99.1

Sharps Compliance Announces Management Changes

HOUSTON, May 24, 2011 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (Nasdaq:SMED) ("Sharps" or the "Company"), a leading full-service provider of cost-effective management solutions for medical waste and unused dispensed medications generated outside the hospital and large healthcare facility setting, announced today that it has promoted Gregory C. Davis to Vice President of Operations. In his new role, Mr. Davis will have responsibility for the Company's traditional warehouse, manufacturing and distribution functions, while also managing delivery and integration of the increased data and technology requirements of the Company's new solution offerings to its existing and new customers. Mr. Davis will also continue to manage Information Technology (IT) functions of the Company.

David P. Tusa, President and CEO of Sharps Compliance, commented, "As we launch new offerings and customized solutions for our customers, we have recognized the importance of developing much more sophisticated data management and integration capabilities for our customers. Greg's knowledge of the Company and its solution offerings, as well as his interaction with our customers, are a critical component of our advancing capabilities. Greg has been instrumental in the design of our proprietary tracking systems and has been heavily involved with the development of our new solution offerings. We expect that in this new role, Greg will not only develop new processes and systems that provide the innovative, responsive service our customers have come to expect, but ensure thorough and complete integration within our operations and with our customers."

Mr. Davis has been with Sharps for over 7 years and was appointed Director of IT in March 2007. Prior to his time at Sharps, Mr. Davis was founder of an information technology company and previous to that held various positions in the information technology industry.

Ramsey E. Hashem, the former Chief Operating Officer, has departed the Company to pursue other interests.

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps is a leading full-service provider of cost-effective management solutions for medical waste and unused dispensed medications generated outside the hospital and large health care facility setting. Its strategy is to capture a large part of the estimated $2.8 billion untapped market for unused medications, used syringes and medical waste generated outside of hospital and large health care settings by targeting the major agencies that are interrelated with this medical waste stream; that is the U.S. government, pharmaceutical manufacturers, home healthcare providers, retail pharmacies and clinics, and the professional market comprised of physicians, dentists and veterinary practices. As a fully integrated medical waste management company providing customer solutions and services, the Company's solid business model, which provides strong margins and significant operating leverage, combined with its early penetration into emerging markets, uniquely positions it for strong future growth.

The Company's flagship product, the Sharps® Recovery System™ (formerly Sharps Disposal by Mail System®), is a comprehensive solution for the containment, transportation, treatment and tracking of medical waste generated outside the hospital and large health care facility setting. Its other products include the Sharps® MWMS™ (Medical Waste Management System), a comprehensive solution designed for rapid deployment in emergency situations and features the Sharps™ Recovery System™ and TakeAway Environmental Return System™ products combined with warehousing, inventory management, training, data and other services. Its TakeAway Environmental Return System™ is designed for individual consumers, retail or mail-order pharmacies, communities and facilities including assisted living, long-term care and correction operations to facilitate the proper disposal of unused dispensed medications.

More information on the Company and its products can be found on its website at: www.sharpsinc.com

Safe Harbor Statement

The information made available in this news release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

CONTACT:    Diana P. Diaz
Sharps Compliance Corp.
Vice President and Chief Financial Officer
Phone: (713) 660-3547
Email: ddiaz@sharpsinc.com

Deborah Pawlowski
Kei Advisors LLC
Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com